Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Pro Forma Condensed Combined Balance Sheet and Statements of Operations for

SigmaTron International, Inc

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effect on SigmaTron International, Inc.’s (“SigmaTron” or “the Company”) historical financial position and operating results of the acquisition of Spitfire Control, Inc. and related entities (“Spitfire Consolidated”) by the Company as if the acquisition occurred on May 1, 2010 for statement of operations purposes and on January 31, 2012 for balance sheet purposes. The unaudited pro forma condensed combined financial statements also give effect to the events that are directly attributable to the acquisition and factually supportable.

The following two unaudited pro forma condensed combined statements of income are presented using the Company’s results for the year ended April 30, 2011 and the nine months ended January 31, 2012 and Spitfire Consolidated’s results for the twelve months ended March 31, 2011 and nine months ended December 31, 2011, respectively. The statements of income do not reflect the historical non-controlling interest in Spitfire Consolidated because the Company obtained all interests in the entities and operations subject to the acquisition.

The following unaudited pro forma condensed combined balance sheet is presented using the Company’s financial condition as of January 31, 2012 and Spitfire’s financial condition as of December 31, 2011. There have been no unusual events or transactions related to Spitfire’s one month period ended January 31, 2012, which would require disclosure in the pro forma condensed combined financial statements.

The pro forma financial statements reflect the use of the acquisition method of accounting under the accounting principles generally accepted in the United States of America (“US GAAP”). The Company has been treated as the acquirer in the completed acquisition for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

Acquisition accounting is dependent upon various estimates that are subject to change and certain valuations and other studies that have not yet been completed. Accordingly, the pro forma adjustments are preliminary and are based on preliminary information available at the time of preparation of this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the pro forma financial statements.

The pro forma financial statements have been presented for the informational purposes only. The pro forma financial statement are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

The pro forma financial statements do not reflect any cost savings or other synergies that the combined company may achieve as a result of the completed acquisition or the costs to integrate the operations of the Company and Spitfire Consolidated or the costs necessary to achieve these cost savings and other synergies. The effects of the foregoing items could, individually or in the aggregate, materially impact the pro forma financial statements.

The following unaudited pro forma condensed combined financial statements, or the “pro forma financial statements” were derived from and should be read in conjunction with:

(i) the annual report on Form 10-K of SigmaTron International, Inc. for the fiscal year ended April 30, 2011;

(ii) the quarterly report on Form 10-Q of SigmaTron International, Inc. for the quarter and nine months ended January 31, 2012;

(iii) the Spitfire Control, Inc. audited financial statements as of and for the year ended December 31, 2011 and 2010.

(iv) the Spitfire Control, Inc. unaudited balance sheets as of March 31, 2012 and the related statements of operations, and cash flows for the three months ended March 31, 2012 and 2011.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE TWELVE MONTHS ENDED APRIL 30, 2011

	SigmaTron 12 Months Ended April 30, 2011	Spitfire Consolidated 12 Months Ended March 31, 2011		Pro Forma Adjustments	Pro Forma Combined

Net sales	$151,728,084	$52,631,197	(d)	$(34,361,026)	$169,998,255
Cost of goods sold	135,940,878	44,834,753	(d)	(34,361,026)	146,414,605

Gross profit	15,787,206	7,796,444		—	23,583,650

			(g)	87,000
Selling and administrative expenses	11,460,908	7,813,304	(e)	375,200	19,736,412

Operating income (loss)	4,326,298	(16,860)		462,200	3,847,238

Other income	(9,602)	(204,465)		—	(214,067)
Interest income	—	(14,783)		—	(14,783)
Interest expense	1,154,352	52,271		—	1,206,623

Income before income tax expense	3,181,548	150,117		462,200	2,869,465

Income tax expense	1,203,514	121,630	(f)	320,596	1,645,740

Net income	$1,978,034	$28,487		$141,604	$1,223,725

Earnings per common share
Basic	$0.52				$0.52
Diluted	$0.51				$0.51

Weighted-average shares of common stock outstanding
Basic	3,828,638			12,500	3,841,138
Diluted	3,890,949			50,000	3,940,949

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of January 31, 2012

	SigmaTron January 31, 2012	Spitfire Consolidated December 31, 2011		Pro Forma Adjustments	Pro Forma Combined

Assets
Current assets
Cash	$4,991,426	$580,710		$—	$5,572,136
Marketable securities	—	16,460		—	16,460
Accounts receivable, net	28,011,239	4,675,404	(b)	(13,617,574)	19,069,069
Inventories, net	36,163,850	4,931,789		—	41,095,639
Prepaid expenses and other assets	1,145,399	202,766		—	1,348,165
Refundable income taxes	205,077	—		—	205,077
Deferred income taxes	1,500,857	—		—	1,500,857
Other receivables	242,000	—		—	242,000

Total current assets	72,259,848	10,407,129	(b)	(13,617,574)	69,049,403

Property, machinery and equipment, net	24,899,476	1,012,752		—	25,912,228

			(a)	5,970,000
Intangibles, net	113,202	800,012	(a)	(800,012)	6,083,202
Goodwill	—	—	(a)	1,134,133	1,134,133
Miscellaneous	543,169	165,523		—	708,692

Total other long-term assets	656,371	965,535		6,304,121	7,926,027

Total assets	$97,815,695	$12,385,416		$(7,313,453)	$102,887,658

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET - Continued

As of January 31, 2012

	SigmaTron January 31, 2012	Spitfire Consolidated December 31, 2011		Pro Forma Adjustments	Pro Forma Combined

Liabilities and stockholders’ equity
Current liabilities
Trade accounts payable	$15,519,712	$15,319,766	(b)	$(13,617,574)	$17,221,904
Accrued expenses	1,055,465	457,110	(c)	280,482	1,793,057
Accrued payroll	2,930,532	—		—	2,930,532
Current portion of long-term debt	167,077	—		—	167,077
Current portion of capital lease obligations	216,978	—		—	216,978

Total current liabilities	19,889,764	15,776,876		(13,337,092)	22,329,548

Long-term debt, less current portion	23,200,012	—		—	23,200,012
Contingent consideration from earn out	—	—	(a)	2,320,000	2,320,000
Capital lease obligations, less current portion	862,685	—		—	862,685
Deferred rent	733,300	—		—	733,300
Deferred income taxes	2,799,403	—		—	2,799,403
Other long-term liabilities	—	431,161		—	431,161

Total long-term liabilities	27,595,400	431,161		2,320,000	30,346,561

Total liabilities	47,485,164	16,208,037		(11,017,092)	52,676,109

Stockholders’ equity
Preferred stock	—	—		—	—
Common stock	39,096	1,000		(1,000)	39,096
Capital in excess of par value	19,850,896	—	(a)	161,500	20,012,396
Accumulated other comprehensive loss	—	(73,800)		73,800	—

			(c)	(280,482)
Retained earnings	30,440,539	(185,414	)(a)	185,414	30,160,057
Noncontrolling interest in variable interest entities	—	(3,564,407	)(a)	3,564,407	—

Total stockholders’ equity (deficit)	50,330,531	(3,822,621)		3,703,639	50,211,549

Total liabilities and stockholders’ equity	$97,815,695	$12,385,416		$(7,313,453)	$102,887,658

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED JANUARY 31, 2012

	Nine Months Ended January 31, 2012	Nine Months Ended December 31, 2011		Pro Forma Adjustments	Pro Forma Combined

Net sales	$116,894,157	$35,160,064	(d)	$(23,541,392)	$128,512,829
Cost of goods sold	106,258,662	33,218,190	(d)	(23,541,392)	115,935,460

Gross profit	10,635,495	1,941,874		—	12,577,369

			(g)	65,250
			(c)	(178,000)
Selling and administrative expenses	9,067,123	6,219,366	(e)	258,900	15,432,639

Operating income (loss)	1,568,372	(4,277,492)		146,150	(2,855,270)

Other income	(29,182)	(97,603)		—	(126,785)
Interest income	—	(4,200)		—	(4,200)
Interest expense	827,897	46,774		—	874,671

Income (loss) before income tax expense	769,657	(4,222,463)		146,150	(3,598,956)

Income tax expense (benefit)	284,773	(28,108	)(f)	(531,821)	(275,156)

Net income (loss)	$484,884	$(4,194,355)		$(385,671)	$(3,323,800)

Earnings per common shares
Basic	$0.13				$(0.85)
Diluted	$0.12				$(0.84)

Weighted-average shares of common stock outstanding
Basic	3,875,253			25,000	3,900,253
Diluted	3,895,111			50,000	3,945,111

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

As of April 30, 2011

Description of Transaction

On May 31, 2012, pursuant to a purchase agreement, SigmaTron International, Inc. (“SigmaTron”) purchased substantially all of the assets of Spitfire Consolidated for a purchase price of: (i) the satisfaction and release of the account payable of approximately $16 million owed by Spitfire Consolidated to SigmaTron; (ii) future payments, which are based upon the annual post-closing performance of the business during each of SigmaTron’s fiscal years 2013 through 2019; and (iii) at Spitfire Consolidated’s direction, the issuance to Gregory Jay Ramsey, President of Spitfire Consolidated, of 50,000 shares of restricted common stock of the SigmaTron, 12,500 of which vest upon the closing of the transaction and 12,500 of which will vest on each of the first, second and third anniversaries of the closing of the transaction.

Basis of Presentation

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 805, Business Combinations, and uses fair value concepts defined in ASC 820, Fair Value Measurement and Disclosure. ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair value as of the date of the acquisition. ASC 820 defines the term ‘fair value’ and sets forth valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts.

Under ASC 805 acquisition-related transaction costs (e.g. advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, valuation, and other professional fees incurred by the Company in conjunction with the Spitfire acquisition are estimated to be approximately $530,000. Approximately $178,000 of these costs were incurred by the Company during the nine months ended January 31, 2012 and are reflected in the Company’s historical balance sheet as a reduction to retained earnings, $72,000 of which are unpaid as of January 31, 2012 and are therefore also reflected as an accounts payable. This $178,000 is eliminated in the pro forma statement of income for the nine months ended January 31,

2012 because they are non-recurring costs. The remaining $300,000 of estimated transaction costs are reflected as a pro forma adjustment in the January 31, 2012 balance sheet as additional payables and a reduction of retained earnings.

Pro Forma Adjustments

(a) To reflect the estimated allocation of purchase consideration for the Spitfire acquisition and elimination of historical equity accounts:

Cost of acquisition

SigmaTron trade accounts receivable foregiven	$13,062,913
SigmaTron foreign accounts receivable foregiven	554,661
Contingent consideration from earnout	2,320,000
Contingent consideration from restricted stock	161,500

Total adjusted cost of acquisition	$16,099,074

Stock compensation consideration
Shares restricted stock granted	50,000
Stock price at date of grant	$3.80

190,000
Less: Restricted stock discount	15%

$161,500

The following reconciles the net assets of Spitfire at December 31, 2011:

Total adjusted cost of acquisition	$16,099,074

Assumed liabilities
Current liabilities	2,159,302
Non-current liabilities	431,161

Total assumed liabilities	2,590,463

Acquired tangible assets
Current assets	(10,407,129)
Non-current assets	(165,523)
Net plant, property and equipment	(1,012,752)

Total acquired tangible assets	(11,585,404)

Acquired intangible assets
Trade name	(980,000)
Non-compete agreement	(50,000)
Backlog	(30,000)
Non-contractual customer relationships	(4,910,000)

Total acquired intangible assets	(5,970,000)

Goodwill	$1,134,133

(b) To eliminate the intercompany receivable and payable between the Company and Spitfire:

As of December 31, 2011

SigmaTron receivable due from Spitfire	$13,617,574
Spitfire payable due to SigmaTron	13,617,574

Total	$—

(c) To reflect the non-recurring costs associated with Spitfire acquisition:

Legal fees	$409,525
Accounting fees	101,059
Other advisor fees	19,891

Total	530,475
Less amount accrued at January 31, 2012	71,993

Total	$458,482

Amounts incurred as of January 31, 2012	$178,000
Amounts left to incur at January 31, 2012	352,475

(d) To eliminate the intercompany sales and purchases between the Company and Spitfire:

	12 Months Ended April 30, 2011	9 Months Ended January 31, 2012

SigmaTron sales to Spitfire	$34,361,026	$23,541,392
Spitfire purchases from SigmaTron	34,361,026	23,541,392

Total	$—	$—

(e) To record amortization expense related to the intangibles acquired through the acquisition:

	April 30, 2011	January 31, 2012	Method	Life

Trade name	$49,000	$36,750	Straight-line	20 years
Non-compete agreement	7,200	5,400	Straight-line	7 years
Backlog	30,000	—	Straight-line	1 year
Non-contractual customer relationships	289,000	216,750	Accelerated	15 years

Total	$375,200	$258,900

(f) To record income tax expense (benefit) on Spitfire Controls, Inc. on earnings (losses) not previously subject to tax under their S Corporation election including the tax effect of pro forma adjustments.

	April 30, 2011	January 31, 2012

Spitfire Controls, Inc. Income/(Loss)	$1,318,128	$(1,483,280)
Pro forma adjustments	(375,200)	(80,900)

Subtotal	942,928	(1,564,180)
Statutory Tax Rate	34%	34%

Total income tax expense (benefit)	$320,596	$(531,821)

(g) To record the additional expense relating to the consulting agreement.

	12 Months Ended April 30, 2011	9 Months Ended January 31, 2012

Salary compensation	$(128,000)	$(96,000)
Consulting expense	215,000	161,250

Additional expense	$87,000	$65,250